EXHIBIT 99

Empire Petroleum Reports Q2 2024 Results and Provides an Update for North Dakota Drilling Program

TULSA, OK – (August 14, 2024) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today reported 2024 second quarter results and progress on its North Dakota development drilling program.

SECOND QUARTER 2024 HIGHLIGHTS

o	Q2-2024 net production volumes rose 20% sequentially and 24% year-over-year to 2,638 barrels of oil equivalent per day (“Boe/d”);
o	Average daily oil sales volumes grew by 23% sequentially and 25% year-over-year with largest increase from North Dakota operations
o	67% oil, 16% natural gas liquids (“NGLs”), and 17% natural gas;

o	Completion of the first stage of the North Dakota horizontal wells for Enhanced Oil Recovery (EOR) development in Q2-2024 and the EOR infrastructure to be completed by end of Q3-2024;

o	Largest production increase was from the Starbuck field, an increase of ~500% from initial purchase;
o	Increased year-over-year volumes by ~130% and quarter-over-year volumes by ~45%
o	Increase does not include the completion of drilling program or effects on production from EOR activities starting at the end of Q3-2024;

o	Commenced conformance improvements in Empire’s New Mexico assets, including an upcoming pilot drilling program; and

o	Reported Q2-2024 total product revenue of $12.8 million, a net loss of $4.4 million, or $0.15 per share and an Adjusted Net Loss of $2.9 million, or $0.10 per share.
o	Generated Q2-2024 Adjusted EBITDA of $1.7 million versus $0.2 million in Q2-2023

2024 OUTLOOK

Phil Mulacek, Chairman, commented, “Recent drilling and development data from our North Dakota assets reinforce our confidence in achieving significant long-term production gains. We have successfully enhanced well economics, reducing costs by approximately 50% to $2.4 million through standard directional drilling, compared to $4.8 million with Coiled Tubing Drilling (CTD). Directional drilling has also enabled us to nearly double the hole diameter, increasing the flow area by 66% and extending lateral well lengths by around 150% compared to early CTD wells. We anticipate further production improvements in North Dakota throughout 2024 and 2025 by integrating insights from our seismic surveys and completing our EOR infrastructure. Our objective is to continue boosting production in our Starbuck field through Q1 2025, with the potential for additional increases following the completion of our EOR development, guided by our 3D seismic data.”

Mike Morrisett, President and CEO, added, “We have made significant strides in North Dakota, resulting in notable production enhancements and shaping our development strategy. Our focus will be on completing the majority of North Dakota's development efforts in the latter half of 2024. Following this, we plan to shift our attention to our Permian assets in New Mexico’s Lea County, where we see even greater potential for production growth. We are advancing our technical review and planning for these fields and aim to initiate a pilot drilling program in 2025. Meanwhile, we remain dedicated to achieving continued improvements in Lease Operating Expenses (LOE) through the end of 2024 and into 2025.”

North Dakota – Williston Basin:
Empire expects North Dakota development efforts to drive production improvements; targeted to return operations to positive cash flow and support New Mexico exploration and development in 2025 and beyond. The Company’s goal to see a significant base production increase compared to when the assets were purchased is still the objective through Q1-2025;

o	100% of the first stage of EOR horizontal wells were completed in Q2-2024 and the first stage of the EOR infrastructure to be completed in Q3-2024;
o	Second stage of the EOR program and infrastructure to be completed in 2025-2026;
o	New horizontal laterals will be completed for Starbuck and other fields the Company operates within North Dakota;
o	Production anticipated to ramp in second half of 2024 with an additional four wells coming online and EOR injection commencing;
o	Drill core data, currently being evaluated, has confirmed new zones of potential development; and
o	3D & 2D processing to enhance infield development on the Company’s Starbuck assets and apply knowledge to other Company assets in order to expand the development footprint;
o	Completion of the 3D & 2D seismic survey in May 2024
o	Expect data processing and analysis to be completed by end of Q3-2024;

New Mexico – Permian Basin:

o	Continued data and analytics on historical water injection profiles across all injectors in Empire’s waterflood units;
o	Started conformance improvements on wells to evaluate the response before implementation on the unit, then a phased in approach;
o	Commenced seeing well performance on production;
o	Reduced water injection on wells;
o	Continued upgrading high potential recompletion opportunities; and
o	Continue the legal and regulatory actions against third parties trespassing on the NM water floods.

SECOND QUARTER 2024 FINANCIAL AND OPERATIONAL RESULTS

	Q2-24	Q1-24	% Change[2] Q2-24 vs. Q1-24	Q2-23	% Change[2] Q2-24 vs. Q2-23

Net equivalent sales (Boe/d)	2,638	2,207	20%	2,135	24%
Net oil sales (Bbls/d)	1,761	1,437	23%	1,411	25%
Realized price ($/Boe)	53.26	50.96	5%	50.22	6%
Product Revenue ($M)	12,788	10,235	25%	9,758	31%
Net Income (Loss) ($M)	(4,390)	(3,975)	-10%	(2,465)	-78%
Adjusted Net Income (Loss) ($M)[1]	(2,905)	(3,866)	25%	(2,398)	-21%
Adjusted EBITDA ($M)[1]	1,727	(729)	NM	171	NM

________________________________

1 Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

2 NM: A percentage calculation is not meaningful due to change in signs, a zero-value denominator, or a percentage change greater than 200.

Net sales volumes for Q2-2024 were 2,638 Boe/d, including 1,761 barrels of oil per day; 435 barrels of NGLs per day, and 2,651 thousand cubic feet per day (“Mcf/d”) or 442 Boe/d of natural gas. Quarter-over-quarter net oil sales volumes increase of 23% primarily due to new wells completed in North Dakota.

Empire reported Q2-2024 total product revenue of $12.8 million versus $9.8 million in Q2-2023. Contributing to the increase was higher oil sales volumes in North Dakota and higher realized oil and NGL prices.

Q2-2024 lease operating expenses increased to $7.5 million versus $7.1 million for Q2-2023, primarily due to increased production partially offset by lower workover expense of $1.6 million for Q2-2024 compared to $2.9 million for Q2-2023. Higher workover expense in 2023 was primarily related to work performed on wells in New Mexico to enhance production.

Production and ad valorem taxes for Q2-2024 were $1.1 million versus $0.7 million in Q2-2023, as a result of higher product revenues.

Depreciation, Depletion, Amortization and Accretion (“DD&A”) for Q2-2024 was $3.2 million versus $1.1 million for Q2-2023. The increase in DD&A reflects higher production, the acquisition of additional working interest and the impact of the capitalized costs associated with new drilling activity in North Dakota.

General and administrative expenses, excluding share-based compensation expense, were $2.4 million, or $9.80 per Boe in Q2-2024 versus $1.9 million, or $9.75 per Boe in Q2-2023. The year-over-year increase was primarily due to an increase in salaries and benefits associated with an increase in employee headcount to support expanded operations.

Interest expense for Q2-2024 was $0.7 million compared to $0.2 million for Q2-2023.

Empire recorded a Q2-2024 net loss of $4.4 million, or $0.15 per diluted share, versus a Q2-2023 net loss of $2.5 million, or $0.11 per diluted share.

Adjusted EBITDA improved to $1.7 million for Q2-2024 compared to Adjusted EBITDA of $0.2 million in Q2-2023.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the six months ended June 30, 2024, Empire invested approximately $26 million in capital expenditures, primarily reflecting the continued drilling and completions activity in North Dakota.

As of June 30, 2024, Empire had approximately $9.3 million in cash on hand and approximately $0.7 million available on its credit facility.

Empire received gross proceeds of approximately $20.66 million at $5.00 per share following the close of the Rights Offering in April 2024. The Company converted the Promissory Note with Energy Evolution Fund, $5 million at 7%, to 800,000 shares of common stock.

UPDATED PRESENTATION

An updated Company presentation will be posted by Friday, August 23, to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett

President & CEO

539-444-8002

Info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			YTD
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenue:
Oil Sales	$12,287,272	$9,441,964	$9,147,611	$21,729,236	$18,086,326
Gas Sales	(115,833)	377,130	248,686	261,297	904,721
NGL Sales	617,029	416,211	362,181	1,033,240	867,135
Total Product Revenues	12,788,468	10,235,305	9,758,478	23,023,773	19,858,182
Other	11,227	10,086	18,361	21,313	37,725
Loss on Commodity Derivatives	(1,453)	(858,150)	(66,657)	(859,603)	(133,480)
Total Revenue	12,798,242	9,387,241	9,710,182	22,185,483	19,762,427

Costs and Expenses:
Lease Operating Expense	7,542,685	7,387,423	7,099,000	14,930,108	13,619,163
Production and Ad Valorem Taxes	1,065,718	833,447	721,275	1,899,165	1,479,389
Depletion, Depreciation & Amortization	2,676,981	1,490,130	711,042	4,167,111	1,333,531
Accretion of Asset Retirement Obligation	492,449	485,349	405,361	977,798	806,636
General and Administrative Expense:
General and Administrative	2,354,080	2,879,037	1,894,204	5,233,117	4,917,483
Stock-Based Compensation	591,635	710,002	1,180,806	1,301,637	2,130,445
Total General and Administrative Expense	2,945,715	3,589,039	3,075,010	6,534,754	7,047,928

Total Cost and Expenses	14,723,548	13,785,388	12,011,688	28,508,936	24,286,647

Operating Income (Loss)	(1,925,306)	(4,398,147)	(2,301,506)	(6,323,453)	(4,524,220)

Other Income and (Expense):
Interest Expense	(735,220)	(315,049)	(184,887)	(1,050,269)	(422,186)
Other Income (Expense)	(1,729,245)	738,000	21,484	(991,245)	21,906
Income (Loss) before Taxes	(4,389,771)	(3,975,196)	(2,464,909)	(8,364,967)	(4,924,500)

Income Tax (Provision) Benefit	—	—	—	—	—

Net Income (Loss)	$(4,389,771)	$(3,975,196)	$(2,464,909)	$(8,364,967)	$(4,924,500)

Net Income (Loss) per Common Share:
Basic	$(0.15)	$(0.15)	$(0.11)	$(0.30)	$(0.22)
Diluted	$(0.15)	$(0.15)	$(0.11)	$(0.30)	$(0.22)
Weighted Average Number of Common Shares Outstanding:
Basic	29,839,853	25,688,427	22,105,704	27,752,816	22,101,264
Diluted	29,839,853	25,688,427	22,105,704	27,752,816	22,101,264

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Sales Volumes:
Oil (Bbl)	160,283	130,760	128,413	291,043	248,670
Natural gas (Mcf)	241,242	211,820	211,293	453,063	442,511
Natural gas liquids (Bbl)	39,612	34,785	30,678	74,397	70,434
Total (Boe)	240,102	200,848	194,306	440,951	392,856

Average daily equivalent sales (Boe/d)	2,638	2,207	2,135	2,423	2,170

Average Price per Unit:
Oil ($/Bbl)	$76.66	$72.21	$71.24	$74.66	$72.73
Natural gas ($/Mcf)	$(0.48)	$1.78	$1.18	$0.58	$2.04
Natural gas liquids ($/Bbl)	$15.58	$11.97	$11.81	$13.89	$12.31
Total ($/Boe)	$53.26	$50.96	$50.22	$52.21	$50.55

Operating Costs and Expenses per Boe:
Lease operating expense	$31.41	$36.78	$36.54	$33.86	$34.67
Production and ad valorem taxes	$4.44	$4.15	$3.71	$4.31	$3.77
Depreciation, depletion, amortization and accretion	$13.20	$9.84	$5.75	$11.67	$5.45
General & administrative expense:
General & administrative expense	$9.80	$14.33	$9.75	$11.87	$12.52
Stock-based compensation	$2.46	$3.54	$6.08	$2.95	$5.42
Total general & administrative expense	$12.27	$17.87	$15.83	$14.82	$17.94

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023

ASSETS
Current Assets:
Cash	$9,257,773	$7,792,508
Accounts Receivable	8,783,051	8,354,636
Derivative Instruments	—	406,806
Inventory	1,451,195	1,433,454
Prepaids	788,073	757,500
Total Current Assets	20,280,092	18,744,904

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	123,509,574	93,509,803
Less: Accumulated Depreciation, Depletion and Impairment	(27,040,862)	(22,996,805)
Total Oil and Gas Properties, Net	96,468,712	70,512,998
Other Property and Equipment, Net	1,625,870	1,883,211
Total Property and Equipment, Net	98,094,582	72,396,209

Other Noncurrent Assets	1,570,531	1,474,503

TOTAL ASSETS	$119,945,205	$92,615,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,641,835	$16,437,219
Accrued Expenses	8,105,002	7,075,302
Derivative Instruments	189,468	—
Current Portion of Lease Liability	425,528	432,822
Current Portion of Note Payable - Related Party	1,060,004	1,060,004
Current Portion of Long-Term Debt	339,825	44,225
Total Current Liabilities	23,761,662	25,049,572

Long-Term Debt	8,523,756	4,596,775
Long-Term Lease Liability	338,953	544,382
Asset Retirement Obligations	28,649,500	27,468,427
Total Liabilities	61,273,871	57,659,156

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 31,375,375 and 25,503,530 Shares Issued and Outstanding, Respectively	90,897	85,025
Additional Paid-in-Capital	131,564,222	99,490,253
Accumulated Deficit	(72,983,785)	(64,618,818)
Total Stockholders' Equity	58,671,334	34,956,460

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$119,945,205	$92,615,616

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Cash Flows From Operating Activities:
Net Income (Loss)	$(4,389,771)	$(3,975,196)	$(2,464,909)	$(8,364,967)	$(4,924,500)

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	591,635	710,002	1,180,806	1,301,637	2,130,445
Amortization of Right of Use Assets	135,734	135,733	87,560	271,467	163,785
Depreciation, Depletion and Amortization	2,676,981	1,490,130	711,042	4,167,111	1,333,531
Accretion of Asset Retirement Obligation	492,449	485,349	405,361	977,798	806,636
(Gain) Loss on Commodity Derivatives	1,453	858,150	66,657	859,603	133,480
Settlement on or Purchases of Derivative Instruments	(252,630)	(10,700)	—	(263,330)	(41,187)
(Gain) Loss on Financial Derivatives	1,736,000	(738,000)	—	998,000	—
Amortization of Debt Discount on Convertible Notes	500,382	—	—	500,382	—
Gain on Extinguishment of Debt	(16,611)	—	—	(16,611)	—
Change in Operating Assets and Liabilities:
Accounts Receivable	(1,694,690)	1,064,629	(1,189,280)	(630,061)	(2,039,189)
Inventory, Oil in Tanks	346,147	(363,888)	155,057	(17,741)	(265,802)
Prepaids, Current	462,599	(2,398)	618,737	460,201	708,549
Accounts Payable	(2,484,238)	4,339,024	(1,587,886)	1,854,786	(1,697,939)
Accrued Expenses	668,416	361,284	(464,538)	1,029,700	(3,642,305)
Other Long Term Assets and Liabilities	(574,966)	(446,430)	(436,523)	(1,021,396)	(650,134)
Net Cash Provided By (Used In) Operating Activities	(1,801,110)	3,907,689	(2,917,916)	2,106,579	(7,984,630)

Cash Flows from Investing Activities:
Deposit for Acquisition of Oil ad Natural Gas Properties	—	—	(670,000)	—	(670,000)
Additions to Oil and Natural Gas Properties	(13,202,315)	(16,940,873)	(917,843)	(30,143,188)	(3,127,847)
Purchase of Other Fixed Assets	(88,868)	(31,023)	(125,866)	(119,891)	(153,036)
Cash Paid for Right of Use Assets	(125,237)	(125,238)	(117,560)	(250,475)	(204,105)
Sinking Fund Deposit	—	—	—	—	2,779,000
Net Cash Provided By (Used In) Investing Activities	(13,416,420)	(17,097,134)	(1,831,269)	(30,513,554)	(1,375,988)

Cash Flows from Financing Activities:
Borrowings on Credit Facility	—	3,950,000	—	3,950,000	—
Proceeds from Promissory Note	—	5,000,000	—	5,000,000	—
Proceeds from Rights offering (net of transaction costs)	20,511,529	—	—	20,511,529	—
Principal Payments of Debt	(156,594)	(61,598)	(719,838)	(218,192)	(1,288,974)
Net Proceeds from Warrants Exercises	628,903	—	—	628,903	—
Net Cash Provided By (Used In) Financing Activities	20,983,838	8,888,402	(719,838)	29,872,240	(1,288,974)

Net Change in Cash	5,766,308	(4,301,043)	(5,469,023)	1,465,265	(10,649,592)

Cash - Beginning of Period	3,491,465	7,792,508	6,763,873	7,792,508	11,944,442

Cash - End of Period	$9,257,773	$3,491,465	$1,294,850	$9,257,773	$1,294,850

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Income (Loss)	$(4,389,771)	$(3,975,196)	$(2,464,909)	$(8,364,967)	$(4,924,500)

Adjusted for:
(Gain) loss on commodity derivatives	1,453	858,150	66,657	859,603	133,480
Settlement on or purchases of derivative instruments	(252,630)	(10,700)	—	(263,330)	(41,187)
Loss on financial derivatives	1,736,000	(738,000)	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820

Adjusted Net Income (Loss)	$(2,904,948)	$(3,865,746)	$(2,398,252)	$(6,770,694)	$(4,457,387)

Diluted Weighted Average Shares Outstanding	29,839,853	25,688,427	22,105,704	27,752,816	22,101,264

Adjusted Net Income (Loss) Per Share	$(0.10)	$(0.15)	$(0.11)	$(0.24)	$(0.20)

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of right of use assets and other items. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Income (Loss)	$(4,389,771)	$(3,975,196)	$(2,464,909)	$(8,364,967)	$(4,924,500)

Add Back:
Interest expense	735,220	315,049	184,887	1,050,269	422,186
DD&A	2,676,981	1,490,130	711,042	4,167,111	1,333,531
Accretion	492,449	485,349	405,361	977,798	806,636
Amortization of right of use assets	135,734	135,733	87,560	271,467	163,785
Income taxes	—	—	—	—	—
EBITDA	$(349,387)	$(1,548,935)	$(1,076,059)	$(1,898,322)	$(2,198,362)

Adjustments:
Stock based Compensation	591,635	710,002	1,180,806	1,301,637	2,130,445
(Gain) loss on commodity derivatives	1,453	858,150	66,657	859,603	133,480
Settlement on or purchases of derivative instruments	(252,630)	(10,700)	—	(263,330)	(41,187)
(Gain) Loss on financial derivatives	1,736,000	(738,000)	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820

Adjusted EBITDA	$1,727,071	$(729,483)	$171,404	$997,588	$399,196